Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

THIRD QUARTER 2023 RESULTS

Tampa, FL – November 6, 2023 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a leading provider of liquid bulk transportation services in the energy industry for crude oil and petroleum products in the U.S. Flag markets, today reported results for the third quarter of 2023.

●	Net income for the third quarter of 2023 was $17.6 million, or $0.22 per diluted share, compared with net income of $13.2 million, or $0.15 per diluted share, for the third quarter of 2022.

●	Third quarter 2023 Adjusted EBITDA(A), a non-GAAP measure, was $48.1 million, an increase of $5.8 million, or 13.7%, from the third quarter of 2022.

●	Shipping revenues for the third quarter of 2023 were $115.4 million, a decrease of $7.6, million, or 6.2%, from the third quarter of 2022.

●	Time charter equivalent (TCE) revenues(B), a non-GAAP measure, for the third quarter of 2023 were $108.6 million, a decrease of $6.5 million, or 5.6%, from the third quarter of 2022.

●	Total cash and investments(C) were $112.5 million as of September 30, 2023.

●	During the third quarter of 2023, the Company repurchased 4,580,921 shares for total consideration of $18.7 million.

●	During the quarter, the Company also purchased 13,851,382 warrants which were exercisable for 2,631,763 shares for total consideration of $11.4 million.

Sam Norton, OSG’s President and CEO, said. “We made progress on all of our key objectives since our report for the second quarter. Adjusted EBITDA increased by more than 20% from the second quarter. We completed transactions to repurchase the equivalent of 7.2 million shares, returning nearly $30 million to our shareholders. We took steps to add additional earning assets to our fleet through an agreement to purchase the Alaskan Frontier, which we expect to be in operation within the next 12 months. And, after the quarter end, we prepaid $6.7 million of interest-bearing liabilities at a discount, which will see us book a gain of $911,000 during the fourth quarter.”

Mr. Norton added, “Cashflow from operations continues to meet or exceed our expectations, giving us continuing confidence that our business plan is working. As has been the case for most of this year, healthy refining margins and strong international tanker rates have supported better than expected performance from our TSP vessels and have boosted volumes lifted in our lightering operations. With three-year charter extensions obtained during the quarter for both the Overseas Boston and OSG 204/Endurance, 90% of 2024 available trading days for the Jones Act fleet are now fixed at rates that will generate TCE from fixed contracts in excess of $30 million per month through the end of 2024. Free cashflow above debt service and capital expenditures should thus be available to allow us to make further progress in meeting our key capital allocation goals.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Third Quarter 2023 Results

Shipping revenues were $115.4 million for the third quarter of 2023, a decrease of $7.6 million, or 6.2%, compared to the third quarter of 2022. TCE revenues were $108.6 million for the third quarter of 2023, a decrease of $6.5 million, or 5.6%, from the third quarter of 2022. The decreases primarily resulted from (a) fewer vessels in our fleet, as we redelivered three conventional tankers leased from American Shipping Company in December 2022, (b) an 8-day increase in drydock days, and (c) a decrease in Delaware Bay lightering volumes. The decrease was partially offset by an increase in average daily rates earned by our fleet and one full Government of Israel voyage and one partial Government of Israel voyage that began during the third quarter of 2023 and continued in the fourth quarter compared to two partial Government of Israel voyages in the third quarter of 2022.

Operating income for the third quarter of 2023 was $28.2 million compared to operating income of $22.4 million for the third quarter of 2022. Net income for the third quarter of 2023 was $17.6 million, or $0.22 per diluted share, compared with net income of $13.2 million, or $0.15 per diluted share, for the third quarter of 2022. The increases in operating and net income primarily reflected decreases in voyage, vessel and charter hire expenses of $13.1 million when compared to the third quarter of 2022. The decrease in voyage expenses was primarily due to a decrease in fuel expenses, as our vessels performed fewer voyage charters during the third quarter of 2023 compared to the third quarter of 2022. The decreases in vessel and charter hire expenses were primarily due to the redelivery of three conventional tankers leased from American Shipping Company in December 2022.

Adjusted EBITDA was $48.1 million for the 2023 third quarter, an increase of $5.8 million compared with the third quarter of 2022, driven primarily by the increases in operating and net income.

Conference Call

The Company will host a conference call to discuss its third quarter 2023 results at 9:30 a.m. Eastern Time (“ET”) on Monday, November 6, 2023.

To access the call, participants should dial (844) 850-0546 for U.S. callers and (412) 317-5203 for international callers.

Participants have an option of calling in to listen or watching a live audio webcast and slide presentation available at the Investors section of the Company’s website located at www.osg.com/investors. A replay of the webcast will also be available on the website after the completion of the call.

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About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing liquid bulk transportation services in the U.S. Flag markets. OSG’s U.S. Flag fleet consists of Suezmax crude oil tankers doing business in Alaska, conventional and lightering ATBs, shuttle and conventional MR tankers, and non-Jones Act MR tankers that participate in the U.S. Tanker Security Program.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical fact should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the continued stability of our niche businesses, the impact of our time charter contracts on our future financial performance, and external events including geopolitical conflicts such as the Russia/Ukraine conflict and recent developments in the Middle East. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in our filings with the SEC. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Shipping Revenues:

Time and bareboat charter revenues	$93,224	$92,730	$264,621	$232,934
Voyage charter revenues	22,211	30,329	71,230	112,108
	115,435	123,059	335,851	345,042
Operating Expenses:
Voyage expenses	6,858	7,997	22,413	32,813
Vessel expenses	39,969	45,430	123,337	130,380
Charter hire expenses	16,233	22,743	47,988	67,089
Depreciation and amortization	17,003	17,902	49,500	51,058
General and administrative	7,173	6,556	21,614	20,929
Total operating expenses	87,236	100,628	264,852	302,269
Operating income	28,199	22,431	70,999	42,773
Other income, net	1,643	568	4,184	649
Income before interest expense and income taxes	29,842	22,999	75,183	43,422
Interest expense	(7,779)	(8,229)	(24,019)	(24,869)
Income before income taxes	22,063	14,770	51,164	18,553
Income tax expense	(4,471)	(1,522)	(9,131)	(2,074)
Net income	$17,592	$13,248	$42,033	$16,479

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	78,263,667	88,174,640	80,544,607	87,579,624
Diluted - Class A	80,700,618	90,349,567	83,233,332	89,211,983
Per Share Amounts:
Basic net income - Class A	$0.22	$0.15	$0.52	$0.19
Diluted net income - Class A	$0.22	$0.15	$0.51	$0.18

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Consolidated Balance Sheets

($ in thousands)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$97,598	$78,732
Investment security to be held to maturity	14,900	—
Voyage receivables, including unbilled of $4,862 and $11,364, net of reserve for credit losses	12,522	19,698
Income tax receivable	696	1,914
Other receivables	2,227	5,334
Inventories, prepaid expenses and other current assets	3,237	2,668
Total Current Assets	131,180	108,346
Vessels and other property, less accumulated depreciation	679,399	726,179
Deferred drydock expenditures, net	41,703	38,976
Total Vessels, Other Property and Deferred Drydock	721,102	765,155
Intangible assets, less accumulated amortization	14,567	18,017
Operating lease right-of-use assets, net	187,135	206,797
Investment security to be held to maturity	—	14,803
Other assets	27,188	25,945
Total Assets	$1,081,172	$1,139,063
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$49,061	$54,906
Current portion of operating lease liabilities	67,320	63,288
Current portion of finance lease liabilities	—	4,000
Current installments of long-term debt	43,183	23,733
Total Current Liabilities	159,564	145,927
Reserve for uncertain tax positions	212	175
Noncurrent operating lease liabilities	127,266	149,960
Noncurrent finance lease liabilities	—	16,456
Long-term debt	363,327	399,630
Deferred income taxes, net	79,263	70,233
Other liabilities	8,893	16,997
Total Liabilities	738,525	799,378
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 89,496,512 and 88,297,439 shares issued; 72,322,453 and 78,297,439 shares outstanding)	895	883
Paid-in additional capital	587,447	597,455
Accumulated deficit	(190,989)	(233,023)
Treasury stock, 17,174,059 and 10,000,000 shares, at cost	(57,540)	(29,040)
	339,813	336,275
Accumulated other comprehensive income	2,834	3,410
Total Equity	342,647	339,685
Total Liabilities and Equity	$1,081,172	$1,139,063

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Consolidated Statements of Cash Flows

($ in thousands)

	Nine Months Ended September 30,
	2023	2022
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net income	$42,033	$16,479
Items included in net income not affecting cash flows:
Depreciation and amortization	49,500	51,058
Amortization of debt discount and other deferred financing costs	855	840
Compensation relating to restricted stock awards and stock option grants	2,556	3,237
Deferred income tax expense	9,068	1,998
Interest on finance lease liabilities	917	1,228
Non-cash operating lease expense	48,970	67,769
Payments for drydocking	(12,862)	(13,896)
Operating lease liabilities	(50,257)	(69,368)
Changes in operating assets and liabilities, net	(7,730)	(18,166)
Net cash provided by operating activities	83,050	41,179
Cash Flows from Investing Activities:
Expenditures for vessels and vessel improvements	(2,593)	(4,519)
Purchase of investment security to be held to maturity	—	(14,794)
Net cash used in investing activities	(2,593)	(19,313)
Cash Flows from Financing Activities:
Payments on debt	(17,522)	(16,530)
Tax withholding on share-based awards	(1,168)	(496)
Payments on principal portion of finance lease liabilities	(2,964)	(3,124)
Deferred financing costs paid for debt amendments	(53)	(261)
Purchases of treasury stock and Class A warrants	(39,884)	(11,026)
Net cash used in financing activities	(61,591)	(31,437)
Net increase/(decrease) in cash and cash equivalents	18,866	(9,571)
Cash and cash equivalents at beginning of period	78,732	83,253
Cash and cash equivalents at end of period	$97,598	$73,682

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three and nine months ended September 30, 2023 and the comparable periods of 2022. Revenue days in the quarter ended September 30, 2023 totaled 1,747 compared with 2,035 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release. Prior period amounts have been updated to conform to current period presentation.

	2023		2022
Three months ended September 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$—	$67,694	$38,296	$60,923
Revenue days	—	903	55	1,086
Non-Jones Act Handysize Product Carriers:
Average rate	$43,834	$68,875	$47,779	$38,911
Revenue days	189	60	184	92
ATBs:
Average rate	$—	$44,354	$41,117	$35,590
Revenue days	—	247	85	99
Lightering:
Average rate	$89,255	$—	$71,086	$46,906
Revenue days	94	—	135	49
Alaska (a):
Average rate	$—	$61,016	$—	$60,438
Revenue days	—	254	—	250

	2023		2022
Nine months ended September 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$60,505	$65,807	$53,710	$60,067
Revenue days	40	2,658	585	2,574
Non-Jones Act Handysize Product Carriers:
Average rate	$36,622	$63,239	$44,720	$29,632
Revenue days	677	74	546	273
ATBs:
Average rate	$—	$43,511	$41,048	$35,059
Revenue days	—	737	85	458
Lightering:
Average rate	$91,900	$—	$65,758	$46,906
Revenue days	275	—	363	49
Alaska (a):
Average rate	$—	$60,355	$—	$59,799
Revenue days	—	797	—	785

(a) Excludes one Alaska vessel currently in layup.

OSG has realigned some of our vessels in the analytical tables to reflect their current employment. The tables affected in the press release are the TCE Spot and Fixed Rate table and the Vessel Operating Contribution table. Prior year information has been revised to conform with the current presentation.

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Fleet Information

As of September 30, 2023, OSG’s operating fleet consisted of 21 vessels, 12 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at September 30, 2023
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
Handysize Product Carriers (1)	5	8	13	619,854
Crude Oil Tankers (2)	3	1	4	772,194
Refined Product ATBs	3	—	3	99,738
Lightering ATBs	1	—	1	45,556
Total Operating Fleet	12	9	21	1,537,342

(1)	Includes two owned shuttle tankers, eight chartered-in tankers, and three non-Jones Act MR tankers that participate in the U.S. Tanker Security Program or are on time charter to the U.S. Military Sealift Command.
(2)	Includes three crude oil tankers doing business in Alaska and one crude oil tanker bareboat chartered-in and in layup.
(3)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Time charter equivalent revenues	$108,577	$115,062	$313,438	$312,229
Add: Voyage expenses	6,858	7,997	22,413	32,813
Shipping revenues	$115,435	$123,059	$335,851	$345,042

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Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses. The Company changed the presentation of the table below to reflect the current business operations of the Company’s vessels. Accordingly, prior period amounts have been updated to conform to current period presentation.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Specialized businesses	$31,981	$31,739	$88,312	$89,385
Jones Act handysize tankers	12,709	8,046	32,868	10,166
Jones Act ATBs	7,685	7,104	20,933	15,209
Vessel operating contribution	52,375	46,889	142,113	114,760
Depreciation and amortization	17,003	17,902	49,500	51,058
General and administrative	7,173	6,556	21,614	20,929
Operating income	$28,199	$22,431	$70,999	$42,773

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and loss on repurchases and extinguishment of debt and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled measures used by other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Net income	$17,592	$13,248	$42,033	$16,479
Income tax expense	4,471	1,522	9,131	2,074
Interest expense, net	7,779	8,229	24,019	24,869
Depreciation and amortization	17,003	17,902	49,500	51,058
EBITDA	46,845	40,901	124,683	94,480
Amortization classified in charter hire and vessel expenses	273	260	820	545
Interest expense classified in charter hire expenses	104	308	426	935
Non-cash stock based compensation expense	894	846	2,556	3,237
Adjusted EBITDA	$48,116	$42,315	$128,485	$99,197

(C) Total Cash and Investments

($ in thousands)	September 30, 2023	December 31, 2022
Cash and cash equivalents	$97,575	$78,680
Restricted cash	23	52
Investment security to be held to maturity	14,900	14,803
Total cash and investments	$112,498	$93,535

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